EXHIBIT 99.1

Contact:

Amy C. Chang

Vice President, Investor Relations

866.861.3229

AMN HEALTHCARE ANNOUNCES SECOND QUARTER 2013 RESULTS

Reports quarterly revenue of $254 million, up 8% year-over-year

Diluted EPS from continuing operations of $0.18 vs. $0.00 in prior year

SAN DIEGO – (August 1, 2013) – AMN Healthcare Services, Inc. (NYSE: AHS), healthcare’s innovator in workforce solutions and staffing services, today announced second quarter 2013 financial results which were in line with the Company’s guidance for revenue and exceeded the Company’s guidance for adjusted EBITDA. Financial highlights are as follows:

Dollars in millions, except per share amounts.

	Q2 2013	% Change Q2 2012	YTD June 30, 2013	% Change YTD June 30, 2012*
Revenue	$253.9	8%	$506.1	9%
Gross profit	$74.4	11%	$147.4	13%
Net income	$8.4	NM	$16.0	373%
Diluted EPS	$0.18	NM	$0.33	371%
Adjusted EBITDA**	$21.3	17%	$42.4	19%

* Percentage change in this column excludes the impact of the discontinued operations associated with the disposal of the Home Healthcare Services segment in January 2012.

** See “Non-GAAP Measures” below for a discussion of our use of non-GAAP items and the table entitled “Supplemental Financial and Operating Data” for a reconciliation of non-GAAP items.

NM – Not meaningful

•	Second quarter consolidated revenue increased 8% year-over-year with growth across all business segments

•	On a segment basis, second quarter revenue was up year-over-year by 7% in Nurse and Allied Healthcare Staffing, 8% in Locum Tenens Staffing, and 16% in Physician Permanent Placement Services

•	Second quarter consolidated gross margin of 29.3% was higher year-over-year by 90 basis points

•	Adjusted EBITDA margin in the second quarter of 8.4% reflected a year-over-year improvement of 70 basis points

•	Cash flow from operations in the second quarter was $19 million, enabling the Company to further reduce its long-term debt and lower its leverage ratio to 2.1 to 1 as of June 30, 2013.

“AMN’s solid execution in the second quarter resulted in year-over-year growth in revenue and gross margin across all business segments. We are particularly pleased with the improvements achieved in our Locum Tenens business and the very strong growth in Physician Permanent Placement. The benefit of our MSP leadership position enabled our Nurse and Allied segment to perform well, despite lower hospital census and a softer demand environment,” said Susan R. Salka, President and Chief Executive Officer of AMN Healthcare. “We continue to make good progress in AMN’s key strategic initiatives such as investments in innovative recruitment technologies, expansion of our workforce solutions offerings, and technology infrastructure improvements to create a better client experience and enable more efficient delivery of our services.”

Second Quarter 2013 Results

For the second quarter of 2013, consolidated revenue was $254 million, an increase of 8% from the same quarter last year and 1% sequentially. Second quarter revenue for the Nurse and Allied Healthcare Staffing segment was $170 million, up 7% from the same quarter last year and down 4% sequentially. Locum Tenens Staffing segment revenue in the second quarter was $73 million, an increase of 8% from the same quarter last year and 11% sequentially. Second quarter Physician Permanent Placement Services segment revenue was $11 million, an increase of 16% from the same quarter last year and 12% sequentially.

Second quarter gross margin of 29.3% was higher by 90 basis points than the same quarter last year and higher by 30 basis points sequentially. The year-over-year increase was due to gross margin improvement in all business segments. The sequential increase was due primarily to gross margin improvement in the Locum Tenens Staffing segment and faster growth in our higher gross margin Physician Permanent Placement segment.

SG&A expenses for the second quarter were $55 million, representing 21.5% of revenue, compared to 21.3% of revenue in both the prior year and prior quarter.

Second quarter adjusted EBITDA grew 17% year-over-year to $21 million. Adjusted EBITDA margin of 8.4% represented a 70 basis points increase over prior year and was driven by the improvement in gross margin. Second quarter net income was $8 million and net income per diluted share was $0.18.

As of June 30, 2013, cash and cash equivalents totaled $11 million and total debt outstanding, net of discount, was $154 million, with a leverage ratio of 2.1 to 1. Second quarter cash flow from operations was $19 million and capital expenditures were $3 million.

Business Trends and Outlook

The Company expects third quarter consolidated revenue to be between $253 million and $257 million, representing year-over-year revenue growth of 4% to 5%. Gross margin is expected to be 29.0% to 29.5%. SG&A expenses as a percentage of revenue are expected to be approximately 21.5%. Adjusted EBITDA margin is expected to be approximately 8.0%.

About AMN Healthcare

AMN Healthcare is the innovator in healthcare workforce solutions and staffing services to healthcare facilities across the nation. AMN Healthcare’s workforce solutions—including managed services programs and recruitment process outsourcing—enable providers to successfully reduce complexity, increase efficiency and improve patient outcomes within the rapidly evolving healthcare environment. The Company provides unparalleled access to the largest network of quality clinicians and physicians through its innovative recruitment strategies and breadth of career opportunities. Clients include acute-care hospitals, government facilities, community health centers and clinics, physician practice groups and many other healthcare settings. For more information, visit www.amnhealthcare.com.

Conference Call on August 1, 2013

AMN Healthcare Services, Inc.’s second quarter 2013 conference call will be held on Thursday, August 1, 2013, at 5:00 p.m. Eastern Time. A live webcast of the call can be accessed through AMN Healthcare’s website at http://amnhealthcare.investorroom.com/presentations. Please log in at least 10 minutes prior to the conference call in order to download the applicable audio software. Interested parties may participate live via telephone by dialing (800) 230-1059 in the U.S. or (612) 234-9959 internationally. Following the conclusion of the call, a replay of the webcast will be available at the Company’s website. A telephonic replay of the call will also be available at 7:30 p.m. Eastern Time on August 1, 2013, and can be accessed until 11:59 p.m. Eastern Time on August 15, 2013, by calling (800) 475-6701 in the U.S. or (320) 365-3844 internationally, with access code 296808.

Non-GAAP Measures

This earnings release contains certain non-GAAP financial information, which the Company provides as additional information, and not as an alternative, to the Company’s consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures include (1) adjusted EBITDA, and (2) adjusted EBITDA margin. The Company provides such non-GAAP financial measures because management believes that they are useful both to management and investors as a supplement, and not as a substitute, when evaluating the Company’s operating performance. Additionally, management believes that adjusted EBITDA and adjusted EBITDA margin serve as industry-wide financial measures, and it uses adjusted EBITDA for making financial decisions and allocating resources. The non-GAAP measures in this release are not in accordance with, or an alternative to, GAAP, and may be different from non-GAAP measures, or may be calculated differently than other similarly title captioned non-GAAP measures, reported by other companies. They should not be used in isolation to evaluate the Company’s performance. A reconciliation of non-GAAP measures identified in this release, along with further detail about the use and limitations of certain of these non-GAAP measures, may be found below in the table entitled Supplemental Financial and Operating Data under the caption entitled “Reconciliation of Non-GAAP Items” or on the Company’s website at http://amnhealthcare.investorroom.com/financialreports. Additionally, from time to time, additional information regarding non-GAAP financial measures, including pro forma measures, may be made available on the Company’s website.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include expectations regarding 2013 third quarter revenue, gross margin, SG&A expenses and adjusted EBITDA margin. The Company based these forward-looking statements on its current expectations, estimates and projections about future events and the industry in which it operates using information currently available to it. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “estimates,” variations of such words and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Factors that could cause actual results to differ from those implied by the forward-looking statements contained in this press release are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and its other periodic reports as well as the Company’s current and other reports filed from time to time with the Securities and Exchange Commission. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated with the passage of time.

AMN Healthcare Services, Inc.

Condensed Consolidated Statements of Comprehensive Income (Loss)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2013	2012	2013	2013	2012
Revenue	$253,943	$235,786	$252,120	$506,063	$462,198
Cost of revenue	179,530	168,813	179,113	358,643	332,011

Gross profit	74,413	66,973	73,007	147,420	130,187

	29.3%	28.4%	29.0%	29.1%	28.2%
Operating expenses:
Selling, general and administrative	54,551	50,304	53,607	108,158	97,480
	21.5%	21.3%	21.3%	21.4%	21.1%
Depreciation and amortization	3,240	3,552	3,290	6,530	7,247

Total operating expenses	57,791	53,856	56,897	114,688	104,727

Income from operations	16,622	13,117	16,110	32,732	25,460
Interest expense, net	3,130	13,590	2,859	5,989	19,123

Income (loss) from continuing operations before income taxes	13,492	(473)	13,251	26,743	6,337
Income tax expense (benefit)	5,093	(392)	5,688	10,781	2,965

Income (loss) from continuing operations	8,399	(81)	7,563	15,962	3,372
Income from discontinued operations, net of tax	0	0	0	0	823

Net income (loss)	$8,399	$(81)	$7,563	$15,962	$4,195

Basic income (loss) per common share from:
Continuing operations	$0.18	$0.00	$0.17	$0.35	$0.07
Discontinued operations	0.00	0.00	0.00	0.00	0.02

Net income (loss)	$0.18	$0.00	$0.17	$0.35	$0.09

Diluted income (loss) per common share from:
Continuing operations	$0.18	$0.00	$0.16	$0.33	$0.07
Discontinued operations	0.00	0.00	0.00	0.00	0.02

Net income (loss)	$0.18	$0.00	$0.16	$0.33	$0.09

Weighted average common shares outstanding:
Basic	46,039	40,810	45,813	45,927	40,695

Diluted	47,837	40,810	47,679	47,759	46,317

Other comprehensive income (loss) – foreign currency translation	(28)	33	93	65	(10)

Comprehensive income (loss)	$8,371	$(48)	$7,656	$16,027	$4,185

AMN Healthcare Services, Inc.

Supplemental Financial and Operating Data

(dollars in thousands, except operating data)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2013	2012	2013	2013	2012
Revenue
Nurse and allied healthcare staffing	$170,138	$158,615	$176,765	$346,903	$312,501
Locum tenens staffing	72,708	67,592	65,456	138,164	131,101
Physician permanent placement services	11,097	9,579	9,899	20,996	18,596

	$253,943	$235,786	$252,120	$506,063	$462,198

Reconciliation of Non-GAAP Items:
Segment operating income(1)
Nurse and allied healthcare staffing	$20,128	$18,444	$22,474	$42,602	$35,521
Locum tenens staffing	4,908	6,091	4,892	9,800	10,507
Physician permanent placement services	2,289	1,890	2,241	4,530	3,596

	27,325	26,425	29,607	56,932	49,624
Unallocated corporate overhead	5,985	8,179	8,505	14,490	13,911

Adjusted EBITDA(2)	21,340	18,246	21,102	42,442	35,713
Adjusted EBITDA margin(3)	8.4%	7.7%	8.4%	8.4%	7.7%
Depreciation and amortization	3,240	3,552	3,290	6,530	7,247
Share-based compensation	1,478	1,577	1,702	3,180	3,006
Interest expense, net	3,130	13,590	2,859	5,989	19,123

Income (loss) from continuing operations before income taxes	13,492	(473)	13,251	26,743	6,337
Income tax expense (benefit)	5,093	(392)	5,688	10,781	2,965

Net income (loss) from continuing operations	8,399	(81)	7,563	15,962	3,372

Net income from discontinued operations	0	0	0	0	823

Net income (loss)	$8,399	$(81)	$7,563	$15,962	$4,195

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2013	2012	2013	2013	2012
Gross Margin
Nurse and allied healthcare staffing	27.2%	26.7%	27.5%	27.4%	26.6%
Locum tenens staffing	29.0%	27.9%	27.9%	28.5%	27.5%
Physician permanent placement services	62.7%	59.9%	62.6%	62.6%	59.7%

Operating Data:
Nurse and allied healthcare staffing
Average clinicians on assignment(4)	5,924	5,592	6,215	6,070	5,518
Revenue per clinician per day(5)	$315.61	$311.70	$316.02	$315.75	$311.20
Gross profit per clinician per day(5)	$85.96	$83.32	$86.80	$86.37	$82.66

Locum tenens staffing
Days filled(6)	50,127	46,752	45,357	95,484	92,742
Revenue per day filled(6)	$1,450.48	$1,445.76	$1,443.11	$1,446.99	$1,413.61
Gross profit per day filled(6)	$421.35	$402.84	$402.62	$412.45	$388.99

	As of June 30		As of March 31,
	2013	2012	2013
Leverage ratio (7)	2.1	3.1	2.3

(1)	Segment operating income represents net income (loss) plus interest expense (net of interest income), income tax expense (benefit), depreciation and amortization, unallocated corporate overhead, share-based compensation expense, and net income from discontinued operations, net of tax.
(2)	Adjusted EBITDA represents net income (loss) plus interest expense (net of interest income), income tax expense (benefit), depreciation and amortization, share-based compensation expense and net income from discontinued operations, net of tax. Management believes that adjusted EBITDA provides an effective measure of the Company’s results, as it excludes certain items that management believes are not indicative of the Company’s operating performance and considers measures used in credit facilities. Adjusted EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to income from operations or net income (loss) as an indicator of operating performance. Although management believes that some of the items excluded from adjusted EBITDA are not indicative of the Company’s operating performance, these items do impact the statement of comprehensive income (loss), and management therefore utilizes adjusted EBITDA as an operating performance measure in conjunction with GAAP measures such as net income (loss).
(3)	Adjusted EBITDA margin represents adjusted EBITDA divided by revenue.
(4)	Average clinicians on assignment represents the average number of nurse and allied healthcare professionals on assignment during the period presented.
(5)	Revenue per clinician per day and gross profit per clinician per day represent the revenue and gross profit of the Company’s nurse and allied healthcare staffing segment divided by average clinicians on assignment, divided by the number of days in the period presented.
(6)	Days filled is calculated by dividing the locum tenens hours filled during the period by eight hours. Revenue per day filled and gross profit per day filled represent revenue and gross profit of the Company’s locum tenens staffing segment divided by days filled for the period presented.
(7)	Leverage ratio represents the ratio of the consolidated funded indebtedness (as calculated per the Company’s credit agreement) at the end of the period to the consolidated adjusted EBITDA for the last twelve months.

AMN Healthcare Services, Inc.

Condensed Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	June 30, 2013	March 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$10,519	$1,939	$5,681
Accounts receivable, net	149,798	156,750	142,510
Accounts receivable, subcontractor	15,728	19,332	18,467
Deferred income taxes, net	18,683	17,794	18,123
Prepaid and other current assets	15,502	21,399	18,963

Total current assets	210,230	217,214	203,744
Restricted cash, cash equivalents and investments	20,960	18,801	18,861
Fixed assets, net	16,826	15,336	14,815
Deposits and other assets	22,536	21,186	19,732
Goodwill	123,324	123,324	123,324
Intangible assets, net	133,708	135,304	136,910

Total assets	$527,584	$531,165	$517,386

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	52,374	56,721	52,619
Accrued compensation and benefits	46,871	49,393	49,443
Revolving credit facility	0	1,000	0
Current portion of notes payable	5,000	0	0
Other current liabilities	6,924	7,056	7,463

Total current liabilities	111,169	114,170	109,525
Notes payable, less current portion and discount	148,524	158,246	158,178
Other long-term liabilities	69,967	67,279	67,572

Total liabilities	329,660	339,695	335,275

Commitments and contingencies

Stockholders’ equity	197,924	191,470	182,111

Total liabilities and stockholders’ equity	$527,584	$531,165	$517,386

AMN Healthcare Services, Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31	June 30,
	2013	2012	2013	2013	2012
Net cash provided by (used in) operating activities	$19,221	$20,997	$(2,699)	$16,522	$30,550
Net cash (used in) provided by investing activities	(3,142)	(1,031)	(2,155)	(5,297)	6,321
Net cash (used in) provided by financing activities	(7,471)	(9,402)	1,019	(6,452)	(25,325)
Effect of exchange rates on cash	(28)	33	93	65	(10)

Net increase (decrease) in cash and cash equivalents	8,580	10,597	(3,742)	4,838	11,536
Cash and cash equivalents at beginning of period	1,939	4,901	5,681	5,681	3,962

Cash and cash equivalents at end of period	$10,519	$15,498	$1,939	$10,519	$15,498